Exhibit 99.1
FOR IMMEDIATE RELEASE
Rentech Adopts Tax Benefit Preservation Plan
LOS ANGELES – August 5, 2011 — Rentech, Inc. (NYSE Amex: RTK) announced today that its Board of Directors has adopted a tax benefit preservation plan intended to protect the value of the Company’s net operating loss carryforwards. The tax benefit preservation plan is similar to tax benefit preservation plans adopted by many other public companies with significant tax assets.
Rentech’s net operating loss carryforwards applicable to federal income taxes currently are in excess of $160 million. However, the Company’s ability to use these NOLs would be substantially limited if it were to experience an “ownership change” as defined under Section 382 of the Internal Revenue Code. In general, an ownership change would occur if shareholders that own (or are deemed to own) at least 5 percent or more of Rentech’s outstanding common stock increased their cumulative ownership in the Company by more than 50 percentage points over their lowest ownership percentage within a rolling three-year period. The Company believes that no ownership change as defined in Section 382 has occurred as of the date of this press release.
As part of the plan, the Company’s Board of Directors declared a dividend of one preferred stock purchase right for each outstanding share of Rentech’s common stock. The dividend will be payable to holders of record as of the close of business on August 19, 2011. Any shares of Rentech’s common stock issued after the record date will be issued together with the rights.
The preferred stock purchase rights are not currently exercisable and initially will trade only with Rentech’s common stock. However, if any person or group were to acquire 4.99% or more of Rentech’s outstanding common stock, or if a person or group that already owns 4.99% or more of Rentech’s outstanding common stock were to acquire ownership of an additional amount of more than 1% of Rentech’s outstanding common stock, then, subject to certain exceptions, the preferred stock purchase rights would separate from the common stock and become exercisable, giving the holder the right to purchase shares of Rentech’s common stock having a market value equal to twice the exercise price of $3.75 per one ten-thousandth of a share of preferred stock, resulting in significant dilution to the ownership interests of the acquiring person or group.

“After careful consideration, our Board has implemented this tax benefit preservation plan to help protect the value of our NOLs and reduce the likelihood that changes in our investor base could have the unintended effect of limiting our ability to use our NOLs in the future,” said D. Hunt Ramsbottom, Rentech’s CEO and President. “Our NOLs represent a significant corporate asset that we believe will deliver substantial benefits to our shareholders.”
The tax benefit preservation plan was adopted primarily in connection with a proposed initial public offering by Rentech Nitrogen Partners, L.P., a wholly-owned subsidiary of Rentech, of common units representing limited partner interests. Rentech Nitrogen Partners, L.P. announced today that it has filed a registration statement on Form S-1 with the U.S. Securities and Exchange Commission in connection with the proposed offering. Upon completion of the offering, Rentech Nitrogen Partners’ assets will consist of a nitrogen fertilizer facility located in East Dubuque, Illinois, which is currently owned by Rentech Energy Midwest Corporation, another wholly owned subsidiary of Rentech, Inc. Rentech Nitrogen GP, LLC, another wholly-owned subsidiary of Rentech, Inc., will be the general partner of the partnership.
Rentech presently intends to maintain a majority ownership interest in Rentech Nitrogen Partners, L.P. after giving effect to the contemplated public offering. Rentech further expects that a substantial portion of its net operating losses would be applied against taxable gains that would be recognized in connection with the completion of the initial public offering by Rentech Nitrogen Partners, L.P. as well against taxable income allocated to Rentech from the partnership in the future.
The Company’s Board of Directors has established procedures to consider requests for and to grant exemptions from the tax benefit preservation plan to allow acquisitions of Rentech’s common stock if the Board determines that doing so would not limit or impair the availability of the NOLs.
The rights will expire on August 5, 2014, or on August 5, 2012 if the shareholders do not approve the plan before that date. The rights may also expire on an earlier date upon the occurrence of other events, including a determination by the Company’s Board of Directors that all of the NOLs have been utilized or are no longer available, or that the plan is no longer necessary to protect the NOLs. The plan may also be terminated by the Board at any time before the rights become exercisable.
The issuance of the preferred stock purchase rights will not affect the Company’s reported earnings or loss per share and is not taxable to the Company or its shareholders.

Additional information regarding the plan will be set forth in a Current Report on Form 8-K and in a Registration Statement on Form 8-A that the Company is filing with the Securities and Exchange Commission.
Morgan Stanley & Co. LLC and Credit Suisse Securities (USA) LLC will act as joint book-running managers for the proposed offering of common units by Rentech Nitrogen Partners, L.P. The offering will be made only by means of a prospectus. When available, a preliminary prospectus relating to this offering may be obtained from:
Morgan Stanley & Co. LLC.
180 Varick Street, 2nd Floor
New York, New York 10014
Attn: Prospectus Department
Email: prospectus@morganstanley.com
Credit Suisse Securities (USA) LLC
One Madison Avenue
New York, New York 10010
Attn: Prospectus Department
Telephone: (800) 221-1037
A registration statement relating to these securities has been filed with the Securities and Exchange Commission but has not yet become effective. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective.
This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or jurisdiction.

About Rentech, Inc.
Rentech, Inc., incorporated in 1981, provides clean energy solutions and manufactures nitrogen fertilizer products. The Company’s Rentech-SilvaGas and Rentech-ClearFuels biomass gasification processes can convert multiple cellulosic biomass feedstocks into synthesis gas (syngas) for production of renewable fuels and power. Combining the gasification processes with Rentech’s unique application of syngas conditioning and clean-up technology and the patented Rentech Process based on Fischer-Tropsch chemistry, Rentech offers an integrated solution for production of synthetic fuels from cellulosic biomass. The Rentech Process can also convert syngas from fossil resources into ultra-clean synthetic jet and diesel fuels, specialty waxes, and chemicals. Final product upgrading and acid gas removal technologies are provided under an alliance with UOP, a Honeywell company. Rentech develops projects and offers licenses for these technologies for application in synthetic fuels and power facilities worldwide. Rentech Energy Midwest Corporation, the Company’s wholly-owned subsidiary, manufactures and sells nitrogen fertilizer products including ammonia, urea ammonia nitrate, urea granule, and urea solution in the corn-belt region of the central United States. Rentech has been recognized by Biofuels Digest as one of the 50 Hottest Companies in Bio-energy and has been named as one of the Biofuels Digest Companies of the Year for its innovations and achievements, particularly in aviation biofuels.
Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995:
This press release contains forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995 about matters such as the value of Rentech’s net operating loss carryforwards and the ability of Rentech Nitrogen Partners to complete any public offering of its securities. These statements are based on management’s current expectations and actual results may differ materially as a result of various risks and uncertainties, including because of general market conditions. Other factors that could cause actual results to differ from those reflected in the forward-looking are set forth in the Company’s press releases and periodic public filings with the Securities and Exchange Commission. The forward-looking statements in this press release are made as of the date of this release, and Rentech does not undertake to revise or update these forward-looking statements, except to the extent that it is required to do so under applicable law.
SOURCE: Rentech, Inc.
Rentech, Inc.
Julie Dawoodjee
Vice President of Investor Relations and Communications
310-571-9800
ir@rentk.com